Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nine Energy Service, Inc. of our report dated March 8, 2021 relating to the financial statements, which appears in Nine Energy Service, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 1, 2021